UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 4, 2016 (March 29, 2016)

HANCOCK FABRICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-9482	64-0740905
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Fashion Way

Baldwyn, Mississippi 38824

(Address of Principal Executive Offices)

(662) 365-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

As previously disclosed, on February 2, 2016, Hancock Fabrics, Inc. (“Hancock”) and all of Hancock’s direct and indirect subsidiaries (collectively with Hancock, the “Company”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The chapter 11 cases are being jointly administered under the caption “In re Hancock Fabrics, Inc., et al.” Case No. 16-10296.

On March 29, 2016, the Company conducted and concluded an auction pursuant to procedures established by the Bankruptcy Court at which Great American Group WF, LLC (“Great American”) submitted the highest bid and was the winning bidder. Pursuant to an Agency Agreement entered into between Hancock and Great American (the “Agreement”), Great American will conduct the sale of merchandise located at the Company’s retail stores and distribution centers and dispose of certain of the Company’s furnishings, trade fixtures and equipment. Subject to certain adjustments, the Company will receive a guaranteed amount of at least 121.4% of the aggregate cost value of the merchandise sold (the “Guaranteed Amount”). To the extent that proceeds from the sale of merchandise exceed the Guaranteed Amount plus the expenses of the sale (the “Sale Expenses”), Great American will be entitled to retain an amount equal to 10% of the aggregate cost value of the merchandise sold (the “Fee”). All proceeds of the sale of merchandise in excess of the Guaranteed Amount, the Sale Expenses and the Fee will be shared equally by the Company and Great American. Great American will receive a fee of 20% of the proceeds generated from the sale of any furnishings, trade fixtures and equipment. The Company will also receive a fee of 5% of the gross proceeds from the sale of any merchandise that has been supplied by Great American to augment the merchandise located at the Company as of the closing of the Agency Agreement transaction (the “Augmented Inventory”). Great American will make an initial payment to the Company equal to 90% of the Guaranteed Amount, as well as a payment of $638,000 representing the minimum guaranteed gross proceeds on account of the sale of Augmented Inventory, on the second business day following the entry of an order by the Bankruptcy Court approving the sale.

The sale was approved by the Bankruptcy Court in an order entered on Thursday, March 31, 2016. The sale may begin as early as Friday, April 1, 2016 and is expected to conclude on or before July 31, 2016.

The Agreement contains customary representations, warranties, covenants and indemnities by Hancock and Great American.

A copy of the Agreement is attached hereto as Exhibit 2.1 and is herein incorporated by reference. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement.

Item 2.01     Completion of Acquisition or Disposition of Assets.

The information set forth above in Item 1.01 of this report is hereby incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
2.1	Agency Agreement dated as of January 26, 2016 and effective as of March 31, 2016 between Hancock Fabrics, Inc. and Great American Group WF, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK FABRICS, INC.

Date: April 4, 2016	By:	/s/ Rebecca I. Flick
	Name:	Rebecca I. Flick
	Title:	Executive Vice President and Chief Financial Officer